                        NATIONAL SAFE OF CALIFORNIA, INC.
                              Financial Statements
                                  June 30, 2002

                          INDEPENDENT AUDITOR'S REPORT




To the Board of Directors and Stockholder
NATIONAL SAFE OF CALIFORNIA, INC.
Fullerton, California


         We have audited the accompanying balance sheet of National Safe of California, Inc. as of June 30, 2002, and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Safe of California, Inc. as of June 30, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.




Levitz, Zacks & Ciceric
October 18, 2002
San Diego, California

                        NATIONAL SAFE OF CALIFORNIA, INC.
                                  Balance Sheet
                                  June 30, 2002

                                  ...ASSETS...
Current Assets:
  Cash                                                                 $ 70,467
  Accounts receivable                                                   334,002
  Inventory                                                              70,525
  Prepaid insurance                                                       4,137
  Employee advances                                                         772
                                                                       --------

    Total current assets                                                479,903
                                                                       --------

Transportation equipment                                                129,640
Leasehold improvements                                                   24,528
Furniture and fixtures                                                   29,307
                                                                       --------

    Subtotal                                                            183,475

Accumulated depreciation                                               (142,122)
                                                                       --------

    Net property and equipment                                           41,353

Deferred taxes                                                           24,000
                                                                       --------

    Total assets                                                       $545,256
                                                                       ========

                   ...LIABILITIES AND STOCKHOLDER'S EQUITY...
Current Liabilities:
  Accounts payable                                                     $  6,168
  Accrued expenses                                                       53,860
  Deferred taxes                                                         79,000
  Deferred revenue                                                       29,445
                                                                       --------

    Total current liabilities                                           168,473
                                                                       --------

Stockholder's Equity:
  Common stock; no par value, 7,500 shares
    authorized, 5,000 shares issued and outstanding                         100
  Retained earnings                                                     376,683
                                                                       --------

    Total stockholder's equity                                          376,783
                                                                       --------

    Total liabilities and stockholder's equity                         $545,256
                                                                       ========


                 See accompanying notes to financial statements.

                        NATIONAL SAFE OF CALIFORNIA, INC.
                  Statement of Operations and Retained Earnings
                            Year Ended June 30, 2002

Sales                                                                $2,911,545
Cost of sales                                                         1,977,739
                                                                       --------

    Gross profit                                                        933,806

General and administrative expenses, including
  stockholder's compensation of $660,000                              1,271,583
                                                                       --------

    Loss from operations                                               (337,777)
                                                                       --------

Other income:
  Interest income                                                         1,186
  Gain from sale of assets                                                5,642
                                                                       --------

    Loss before income taxes                                           (330,949)

Income tax benefit                                                       70,200
                                                                       --------

    Net loss                                                           (260,749)

Retained earnings, beginning of year                                    637,432
                                                                       --------

Retained earnings, end of year                                         $376,683
                                                                       ========


Basic and diluted net loss per share                                    $(52.15)
                                                                        =======

Weighted average basic and diluted shares outstanding                     5,000
                                                                          =====



                 See accompanying notes to financial statements.

                        NATIONAL SAFE OF CALIFORNIA, INC.
                             Statement of Cash Flows
                            Year Ended June 30, 2002

Cash flows from operating activities:
  Net loss                                                            $(260,749)
                                                                      =========

  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Gain on sale of asset                                               (5,642)
     Depreciation                                                        14,773
     Deferred taxes                                                     (71,000)
     (Increase) decrease in:
       Accounts receivable                                              301,238
       Other assets                                                         638
     Increase(decrease) in:
       Accounts payable                                                 (48,830)
       Accrued expenses                                                  12,523
       Deferred revenue                                                   2,430
                                                                      ---------

         Total adjustments                                              206,130
                                                                      ---------

         Net cash used in operating activities                          (54,619)
                                                                      ---------

Cash flows from investing activities:
  Cash received on sale of assets                                        32,600
  Expenditures for property and equipment                               (41,528)
  Collection of notes receivable from employees                          21,524
  Advances to owner                                                     (55,000)
  Collections of advances to owner                                       55,976
                                                                      ---------

         Net cash provided by investing activities                       13,572
                                                                      ---------

         Net decrease in cash                                           (41,047)

Cash at beginning of year                                               111,514
                                                                      ---------

Cash at end of year                                                   $  70,467
                                                                      =========

Supplemental disclosures of cash flow information:
  Interest paid                                                       $     -0-
                                                                      =========

  Income taxes paid                                                   $   3,098
                                                                      =========




                 See accompanying notes to financial statements.

                        NATIONAL SAFE OF CALIFORNIA, INC.
                          Notes to Financial Statements
                                  June 30, 2002


Note A. NATURE OF OPERATIONS AND SUMMARY
        OF SIGNIFICANT ACCOUNTING POLICIES

        Nature of Operations

        National Safe of California, Inc. (the Company) installs and maintains safes and security systems, contracts to monitor security systems, and performs repairs and maintenance of vaults for the banking industry. The majority of the Company's income is derived from the installation, repair and maintenance of safes and security systems. Monitoring of security systems is performed primarily for the convenience of the customer.

        Inventories

        Inventories consist primarily of parts and are stated at the lower of cost (first-in, first-out) or market value. Obsolete and scrapped spare parts are not included in inventory.

        Property and Equipment

        Property and equipment are carried at cost. Depreciation of property and equipment is provided using straight line and accelerated methods over the following useful lives:

               Transportation equipment                       5 - 7 years
               Furniture and fixtures                         5 - 7 years
               Leasehold improvements                         20 - 39 years

        Expenditures that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                        NATIONAL SAFE OF CALIFORNIA, INC.
                          Notes to Financial Statements
                                   (Continued)
                                  June 30, 2002

Note A. NATURE OF OPERATIONS AND SUMMARY
        OF SIGNIFICANT ACCOUNTING POLICIES (continued)

        Income Taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce the deferred tax assets to the amount expected to be realized. Income tax expense is based on the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

        Revenue Recognition and Accounts Receivable

        The Company records income from contracts for alarm services when the service has been performed. Installation contracts are generally completed in two to seven days and the income is recognized when the contract is completed. Income from monitoring contracts is recognized as the income is earned. Amounts are paid in advance and the unearned portion of the contract is shown as deferred revenue. Accounts receivable are recorded at the amount expected to be collected. An allowance for doubtful accounts is provided based on management's assessment of the accounts on an individual basis considering factors such as the circumstances of the customer and the age of the receivable. No allowance for doubtful accounts is considered necessary at June 30, 2002.

        Advertising Costs

        The Company recognizes the costs of advertising as expense at the time such charges are incurred. Advertising expense totaled $2,636 for the year ended June 30, 2002.

                        NATIONAL SAFE OF CALIFORNIA, INC.
                          Notes to Financial Statements
                                   (Continued)
                                  June 30, 2002



Note A. NATURE OF OPERATIONS AND SUMMARY
        OF SIGNIFICANT ACCOUNTING POLICIES (continued)

        Rent Expense

        The Company pays monthly rent for its facilities on a month to month basis. Rent is paid to a related party (Note C). The rent expense for the year ended June 30, 2002 totaled $17,186 which includes $16,550 paid to the related party for facilities rent.

        Segment Reporting

        Operating segments are determined consistent with the way that management organizes and evaluates financial information internally for making operating decisions and assessing performance. The Company operates in one segment.

        Fair Value of Financial Instruments

        The carrying amounts for cash, accounts receivable and accounts payable at June 30, 2002 approximate their fair value.

        Concentrations

        Substantially all of the Company's sales are made to banking institutions located in California. For the year ended June 30, 2002, two customers constituted approximately 35% and 14%, respectively, of total sales.

        The Company performs ongoing credit evaluations of its customers and generally requires no collateral from its customers. At June 30, 2002, two customers constituted approximately 38% and 30%, respectively, of the accounts receivable balance.

        Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                        NATIONAL SAFE OF CALIFORNIA, INC.
                          Notes to Financial Statements
                                   (Continued)
                                  June 30, 2002


Note B. INCOME TAXES

        Provision for income taxes consist of the following components:

               Current tax expense                                   $  (800)
               Change in deferred taxes                               60,000
               Tax benefit of net operating
                 loss carryforward                                    11,000
                                                                     -------

                                                                     $70,200
                                                                     =======



        The net deferred tax liability in the accompanying balance sheet includes the following components:

               Deferred tax liabilities:
                   Accounts receivable                               $(77,000)
                   Inventory                                          (16,000)
                                                                     --------

                                                                      (93,000)
                                                                     --------

               Deferred tax assets:
                   Net operating loss carryforwards                    24,000
                   Deferred revenue                                     7,000
                   Compensated absences accrual                         5,000
                   Other                                                2,000
                                                                     --------

                                                                       38,000
                                                                     --------

                        Net deferred taxes                           $(55,000)
                                                                     ========


                        NATIONAL SAFE OF CALIFORNIA, INC.
                          Notes to Financial Statements
                                   (Continued)
                                  June 30, 2002


Note B. INCOME TAXES (continued)

        A reconciliation of the benefit from income taxes to the amount computed by applying the statutory federal income tax rate to the loss before income taxes is as follows:

             Amount computed at statutory rate (34%)                 $113,000
             Effect of graduated tax rates                            (63,000)
             State income taxes                                        19,000
             Other                                                      1,200
                                                                     --------

                                                                     $ 70,200
                                                                     ========


        The Company has available federal net operating loss carryforwards totaling $107,750 that may be offset against future taxable income. If not used, the carryforward will expire in 2013 through 2020. The ability of the Company to utilize the carryforwards may be impacted by the transfer of ownership (Note E).

Note C. TRANSACTIONS WITH RELATED PARTIES

        The Company rents its facilities from the brother of the sole stockholder on a month-to-month basis. Facility rent expense for the year ended June 30, 2002 was $16,550.

        During 2002, the Company's stockholder purchased certain assets from the Company as follows:


                                                       Accumulated     Book
                                          Cost        Depreciation     Value
                                          ----        ------------     -----
             Airplane & accessories      $102,823      $102,823      $   -0-
             1989 Ford Probe             $ 10,700      $ 10,700      $   -0-
             Cadillac                    $ 26,958      $    -0-      $26,958


                        NATIONAL SAFE OF CALIFORNIA, INC.
                          Notes to Financial Statements
                                   (Continued)
                                  June 30, 2002



Note C. TRANSACTIONS WITH RELATED PARTIES (continued)

        The purchase price of the assets was $32,600, and the Company reported a gain in the amount of $5,642. Prior to the sale, the airplane was used primarily by the Company's sole stockholder. During the year ended June 30, 2002, the Company recorded expenses, not including depreciation, of $18,672 associated with the airplane.

        As shown on the statement of cash flows, the Company provided short-term advances to its sole stockholder. The advances were due on demand and non-interest bearing.

Note D. BENEFIT PLANS

        Annually, the Company makes a discretionary contribution to employee SEP-IRAs based on calendar year wages. In February 2002, the Company contributed $44,602 based on 5% of wages for the calendar year ended December 31, 2001. Expense of $22,301 is reflected in the year ended June 30, 2002 financial statements related to wages for July 2001 through December 2001. Due to the change in Company's stockholder (Note
        E), no SEP-IRA contributions are expected for wages incurred for January 2002 through June 2002 and the extent to which other retirement benefits may apply has not been determined, but is not expected to be material.

        The Company terminated the cafeteria plan as of June 30, 2002. The plan allowed for the deferral of employee wages for group medical insurance and other benefits.

Note E. SUBSEQUENT EVENTS

        Effective August 13, 2002, the Company's sole stockholder sold all of his shares of common stock in the Company to Photo Scan Systems, Inc.